CMCT Announces Closing of Sale of Lending Division
LOS ANGELES—January 22, 2026—Creative Media & Community Trust (NASDAQ: CMCT) (“CMCT or the “Company”) announced today it has closed on its previously announced sale of its lending division to PG FR Holding, LLC, an affiliate of Atlanta-based Peachtree Group (“Buyer”). The purchase price was approximately $44.9 million (which is net of the outstanding balance of debt related to the 2023 securitization of certain loan receivables), subject to post-closing adjustments. Giving effect to the payment of other debt, transaction expenses and other matters, the transactions yielded net cash proceeds to the Company of approximately $31.2 million.
The sale is in furtherance of CMCT’s main priorities for strengthening its balance sheet and improving its liquidity, while also growing its premier multifamily portfolio.
ABOUT CMCT
Creative Media & Community Trust Corporation (“CMCT”) is a real estate investment trust that owns, operates and develops premier multifamily and creative office assets in vibrant communities throughout the United States. CMCT is a leader in creative office, acquiring and developing properties catering to rapidly growing industries such as technology, media and entertainment. CMCT applies the expertise of CIM Group, L.P. to the acquisition, development, and operation of top-tier multifamily properties situated in dynamic markets with similar business and employment characteristics to its creative office investments. CMCT is operated by affiliates of CIM Group, L.P., a vertically integrated owner and operator of real assets with multi-disciplinary expertise and in-house research, acquisition, credit analysis, development, finance, leasing, and onsite property management capabilities. (www.creativemediacommunity.com)
Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby. These statements include the plans and objectives of management for future operations, including plans and objectives relating to future growth of CMCT’s business and availability of funds. Such forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “project,” “target,” “expect,” “intend,” “might,” “believe,” “anticipate,” “estimate,” “could,” “would,” “continue,” “pursue,” “potential,” “forecast,” “seek,” “plan,” or “should,” or “goal” or the negative thereof or other variations or similar words or phrases. Such forward-looking statements also include, among others, statements about CMCT’s plans and objectives relating to future growth and outlook. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the timing, form, and operational effects of CMCT’s development activities, (ii) the ability of CMCT to raise in place rents to existing market rents and to maintain or increase occupancy levels, (iii) fluctuations in market rents, (iv) the effects of inflation and continuing higher interest rates on the operations and profitability of CMCT and (v) general economic, market and other conditions. Additional important factors that could cause CMCT’s actual results to differ materially from CMCT’s expectations are discussed in “Item 1A—Risk Factors” in CMCT’s Annual Report on Form 10-K for the year ended December 31, 2024 and in Part II, Item 1A of CMCT’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission from time to time. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT’s control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements expressed or implied will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements expressed or implied herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT’s objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made, except as may be required by applicable laws.

For Creative Media & Community Trust
Media Relations:
Karen Diehl, Diehl Communications, 310-741-9097
karen@diehlcommunications.com
or
Shareholder Relations:
Steve Altebrando, 646-652-8473
shareholders@cimcommercial.com